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Federal Signal Corporation Investor Presentation April 2009

Forward-Looking Language / Important Proxy Information FORWARD-LOOKING LANGUAGE This presentation contains various forward-looking statements as of the date hereof and the Company undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements any may be impacted by certain risks and uncertainties. These risks and uncertainties, some of which are beyond the company's control, include but are not limited to the cyclical nature of the company's industrial and municipal markets, technological advances by competitors, the company's ability to improve its operating performance, risks associated with the execution of new product or service introductions, increased warranty and product liability expenses, risks associated with supplier, dealer and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive or economic environment. IMPORTANT PROXY INFORMATION Federal Signal Corporation has filed with the Securities and Exchange Commission ("SEC") a Definitive Proxy Statement, in connection with the solicitation of proxies for the 2009 Annual Meeting of Stockholders. The Company advises its stockholders to read the Definitive Proxy Statement because it contains important information. Stockholders may obtain a free copy of the Definitive Proxy Statement and other documents that Federal Signal files with the SEC at the SEC's website at www.sec.gov. The Definitive Proxy Statement and these other documents may also be obtained for free from Innisfree M&A Incorporated by calling toll-free: (877) 800-5186.

Federal Signal Investor Presentation Overview Actions Taken Strategic Plan Governance

Federal Signal's Board and Management Team Have the Experience and Strategic Plan to Enhance Value for All Stockholders Federal Signal is the leader in providing total solutions for the safety, security and well-being of communities and workplaces around the world Over the last year, Federal Signal's Board of Directors and management team has undertaken a series of actions to position the Company for sustainable and profitable growth and to drive stockholder value Appointed a new executive management team led by Bill Osborne, president and chief executive officer, and Bill Barker, senior vice president and chief financial officer Strengthened the balance sheet by divesting non-core assets Developed a two-pronged strategy to deliver consistent, profitable growth, enhanced earnings and cash flow and created stockholder value After carefully considering a number of individuals, including Warren Kanders' nominees, Federal Signal's Board unanimously determined that Jim Goodwin, Bill Osborne and Joe Wright are the directors that would best serve the interests of all Federal Signal stockholders We believe Warren Kanders, who was previously not selected as CEO, and his two additional nominees add nothing new and, if elected, would work only to advance Kanders' self-serving agenda and not the interests of all Federal Signal stockholders

About Federal Signal Founded in 1901, Federal Signal enhances the safety, security and well-being of communities and workplaces around the world Leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers Operates three divisions: Environmental Solutions Group (ESG) Safety & Security Systems Group (SSG) Fire Rescue Group (Bronto) Headquartered: Oak Brook, Illinois; manufacturing facilities worldwide 100+ years of product leadership: Trusted brands - proven performance Leadership positions (#1 or #2) in most markets Diverse end-markets Increasing global presence and installed base of customers Employees: ~3,300 worldwide

Financial Overview FY 2008 summary: Net sales: $959 million EBITDA: $74 million Income from continuing operations: $31 million, or $0.66 per share Strong order backlog of $301 million at year-end Solid balance sheet Cash flow from operations for 2008: $124 million $33 million of cash and short-term investments at year-end $122 million of availability under $250 million revolving credit agreement Quarterly dividend: $0.06 per share 244 consecutive quarterly dividends

2008 Segment Revenues & Orders ESG Bronto SSG 4th Qtr East 441.5 145.5 371.8 20.4 West North Segment Revenues Diverse, Balanced Business Mix and End-Markets Environmental Solutions 46% Safety & Security Systems 39% Customer Orders Fire Rescue Group 15% Non-US I&C Muni 4th Qtr East 433.6 233 273.8 20.4 West North U.S. Municipal 29% U.S. Industrial / Commercial 25% Non-US 46% Total: $940 million Total: $959 million

8 Street Sweepers Sewer Cleaners Combination Cleaners Catch Basin Cleaners Jetting Units Hydroexcavators Industrial Vacuum Loaders Waterblasters #2 WW & #1 NA -Street Sweepers #2 Europe; #1 Benelux - Compact Sweepers #1 WW & #1 NA - Truck Mounted Sewer Cleaners #2 NA - Truck Mounted Hydroexcavators #1 WW & #1 NA - Industrial Vacuum Trucks #2 NA - Industrial ^ 300 HP Products & Brands Source: Management estimates Environmental Solutions Group (ESG) 2008 Orders U.S. Non-U.S. 3rd Qtr 4th Qtr Orders 297.8 113.2 Total: $411 million U.S. 72% Non-U.S. 28% Market Position Drive Growth by Focusing on Our Market Leading Brands Serving Core Infrastructure Needs

9 Offer Systems to the Growing Public Safety and Intelligent Transportation Markets Business Units & Solutions Safety & Security Systems Group (SSG) U.S. Non-U.S. 3rd Qtr 4th Qtr Orders 202.5 164.6 Total: $367 million U.S. 55% Non-U.S. 45% Public Safety Systems Industrial Safety & Security Industrial communications, safety and security systems Parking revenue and access control Specialty lighting for hazardous & corrosive environments Alerting and notification systems Automated license plate recognition First responder interoperable communications Campus safety & security systems Intelligent Transportation Systems 2008 Orders

10 Leadership in Truck Mounted Aerial Applications: Aerial platforms that may include ladders, rescue cages, and water or foam extinguishing capabilities Source: Management estimates and 2008 10K Fire Rescue Operations Global Leader In Truck Mounted Hydraulic Platforms U.S. Non-U.S. 3rd Qtr 4th Qtr Orders 4 96 Total: $162 million U.S. 4% Non-U.S. 96% Rescue and Fire Fighting Platforms Industrial and Utility Access Platforms HQ: Tampere, Finland Applications 2008 Orders

Federal Signal Investor Presentation Overview Actions Taken Strategic Plan Governance

Federal Signal is Positioned for Growth Appointed new executive management team following a robust search process Bill Osborne, president and chief executive officer Bill Barker, senior vice president and chief financial officer Divested underperforming assets Enhanced liquidity through various monetization initiatives Expanded plants to improve efficiency New management team acted quickly and decisively to initiate $20 million annual cost savings program within first 60 days In 2008, Federal Signal's Board and management team took a series of actions that positioned the Company for sustainable and profitable growth

Robust CEO Search Process Rigorous nine-month search process undertaken by Search Committee of Federal Signal's Board of Directors in 2008, assisted by nationally recognized executive search firm Search Committee members: Jim Janning (Chairman), Joe Wright, Chuck Campbell, John McCartney and Jim Goodwin Considered several qualified candidates Sought candidate who possesses the right combination of operational expertise and financial discipline as well as proven leadership to lead Federal Signal through its next phase of growth and development Bill Osborne was unanimously appointed by the Board Warren Kanders was considered and rejected as a CEO candidate 1

New Leadership Team Bill Osborne, appointed president and CEO in September 2008 31 years of experience in building and leading complex global organizations Strategic insight, operational and financial discipline, and strong customer focus in industrial and municipal markets From 2005 to 2008, served as president and CEO of Ford of Canada Gained market share for the first time after 10 years of erosion Sales increased by 8% from 2005 to 2008 and business recorded record profits during that time Most recently served as president and CEO of Ford of Australia, oversaw multi-billion dollar Southern Pacific Region Bill Barker, appointed SVP and CFO in December 2008 25 years of experience in operations, finance, reporting and strategic planning, and proven management capabilities Most recently served as CFO of Sun-Times Media Group Previously served as vice president, finance and strategy for Gatorade (PepsiCo. division) and corporate controller for the Quaker Oats Company "We believe that William Osborne has the leadership qualities and operational experience to lead FSS on a transition to a high-return operating company." -Walter S. Liptak, Barrington, October 10, 2008 1

Divested Underperforming Assets Tool business Strategic rationale: non-strategic, cyclical, and low margin business E-ONE business Strategic rationale: unprofitable ($25mm loss in 2007), diverted management attention with chronic operational problems 2 Divestitures focused management attention on core assets and proceeds were deployed to enhance liquidity and to invest in higher growth businesses "The turnaround at Federal Signal has progressed nicely with the divestiture of non-performing assets, restructuring actions and ongoing operational excellence. " Walter S. Liptak, Barrington Research, March 2, 2009 FSS has exited its low margin Tool Group and its unprofitable E-One division, improving its working capital position and its balance sheet. In our view, this improved position, in conjunction with the addition of higher margin businesses, should provide ample financial flexibility to manage growth. Steve Barger, Keybanc Capital Markets, July 29, 2008

Enhanced Liquidity Enhanced liquidity through various initiatives including: Liquidation of $94mm of municipal leasing portfolio Completed sale leaseback for two manufacturing facilities, capturing large after-tax gain, benefiting from capital loss carry forwards, and generating cash proceeds of $35.8mm Application of proceeds from Tool business and E-ONE business divestitures Reduced debt by ~$150mm in 2008 Stronger balance sheet is vital in today's credit environment Enhances flexibility to invest in high growth opportunities 3 Federal Signal Net Debt ($ in millions) Q1 2008 Q2 2008 Q3 2008 Q4 2008 Net Debt 418.7 304.6 228.1 245.5

Expanded Plants to Enhance Profitability Completed expansion of Bronto production facility Increased capacity to in source components and reduce cost Gross margins projected to expand by 500bps Reduced lead times and improved production flow Improved efficiency and quality Bronto's orders more than doubled from FY2005 to FY2007 Initiated expansion of Vactor/Guzzler plant Reduces delivery time Continuous improvements to safety, production flow and efficiency Supports future growth of the brands ROI of approximately 20% expected from improved labor utilization, reduced OT and capacity increase Vactor's orders more than doubled from FY2003 to FY2007 4

5 Quick and Immediate Action – First 60 Days

- New management team enacted more than $20 million of cost reductions versus 2008
  - Eliminated over 200 head count positions
  - Reduced use of contractors and consultants
  - Terminated contracts with vendors
  - Reduced 2009 compensation of Board and CEO
  - Combining related business units within SSG division
- Incremental cost structure reductions in 2009
  - Froze salaries for the year
  - Suspended matching contributions to 401(k) plan

"Based on our meeting with Mr.Osborne, we anticipate a decisive, data-driven cost reduction program that will focus on rationalizing FSS's product lines…In our opinion, the speed with which Mr. Osborne is addressing these issues is best evidenced by FSS's 8-K, which announced a program designed to reduce salaried personnel costs by 13% as compared to 2008 levels"

"Following our respective due diligence we are encouraged that CEO Bill Osborne is taking appropriate proactive steps to rightsize FSS's cost structure.."

Steve Barger, KeyBanc Capital Markets, November 19, 2008

FEDERAL SIGNAL | Advancing security and well-being.

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Federal Signal Investor Presentation Overview Actions Taken Strategic Plan Governance

Strategy to Achieve Consistent, Profitable Growth Recently launched a two-pronged strategy to deliver consistent, profitable growth and to drive stockholder value: I. Drive growth through the Company's Public Safety Systems platform II. Increase margins and extract efficiencies from the Company's legacy businesses

21 I. Drive Growth Through Public Safety Systems Platform Why Public Safety Systems? Global Growth - rising customer acceptance and government funding FSS Market Leadership / brand strength Attractive growth profile Introduce new products and services to more receptive, better funded global customer base Intend to introduce services model - leveraging "Federal Signal Public Safety Network" Stronger and more consistent earnings and cash flow growth Enhanced profitability from streamlined PSS operations Consolidated PIPS, FWS, Riverchase, Codespear and light bar businesses Represent > $200 million sales Will fund growth guided by disciplined capital allocation Mission: Become a Global Leader in Public Safety Systems

22 A network of devices providing monitoring services across the entire geography of a jurisdiction Alerting and notification capability Data storage and management Data mining and reporting Networked into existing infrastructure Federal Signal's "Public Safety Network" Law Enforcement & Transportation are Fast Becoming IT-Based - Our Concept of the Public Safety Network Will Help Customers Address this Change

23 PIPS: Platform for The Public Safety Network PIPS is the leading ALPR technology "ALPR" = Automated license plate recognition Will deploy into existing infrastructure - provide 24-hour monitoring Maintaining valuable database of information - used to manage traffic, enforce laws, identify threats and control access Responding to the trend of law enforcement rapidly becoming an IT based business Interoperability in communications driving federal and state spending Market needs are driving strong PIPS growth: H2 2008 46% order growth PIPS is the most accurate and reliable ALPR solution in the market today D.H.S. SAVER Study (Oct 2008): PIPS received the highest overall score and the highest scores in capability, usability and "deploy-ability" categories PIPS is our Platform for the Public Safety Network - Codespear Will Provide Network Interoperability

24 Market Opportunity: Significant Global Funding Case Study: State and Local Grant Programs In the U.S., for instance, Federal Signal's Public Safety product suite is eligible for significant funding at the State & Local Level (excluding Federal Level expenditures and impact of the 2009 US stimulus plan) Source: Consultant Study (February 2009)

PIPS Case Studies: Unmatched Technology & Credibility
Increasing Customer Acceptance

City of Cincinnati

- Full network to be deployed in 2009
- DHS approved multi-year contract:
  -- Template for services contract in future
  -- Funding process-expertise will allow PSS to help customers more readily obtain federal funds

Already:

- Recovered > 2,600 delinquent citations
- 1,149 suspects arrested
- 20+ robberies and several homicides solved
- Recovered 147 stolen vehicles

London Safety Network

- Surrounding 2012 Olympic sites
- Material incremental congestion-charge revenue for London
- Reduced congestion > 20%; 50% increase in use of public transportation

Chicago O'Hare & Midway Airports

- 50,000 vehicle images/day captured
- All entry and exit points with data streamed real-time to airport command center and Chicago EOC

California Dept. of Transportation

- 535 arrests
- 868 seized or recovered vehicles

National Traffic Control Centre - UK

- 1,000 lanes and 500 sites on motorways and trunk road network in England
- > 200 suspects arrested

Long Beach PD (1st 6 months)

- 275 vehicles recovered / 50+ arrests

FEDERAL SIGNAL | Advancing security and well-being.
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26 Public Safety Systems Services Model Customer Benefits Intend to introduce a services model offering a full suite of product capabilities in exchange for recurring payments over the service period Legacy sales model has been discrete sales of hardware products Customers will leverage 100% of the functionality of the public safety network Improved public safety / increased productivity for law enforcement Potential additional revenue opportunities Federal Signal Benefits Recurring revenue vs. one-time discrete product sale Revenue growth over-time through: Expanding application & service offerings Revenue sharing opportunities (e.g., speed enforcement, etc.) Highly scalable Accelerates deployment and installed base - first mover advantage and likely "stickier" customer relationships

27 II. Improve Margins and Extract Efficiencies Environmental Solutions Group (ESG): Streamline product offering Reduce product design costs Leverage cost efficiencies of single IT system implementation Safety and Security Systems Group (SSG): Outsource non-core manufacturing to reduce footprint Consolidate excess capacity Simplify business structure Utilize China operation as a base for low cost sources and export volume Bronto: Build on recent margin improvement efforts

28 ESG Initiatives to Accelerate Growth & Increase Margins Jetstream is well positioned in growing markets Building international distributor channel to increase share of global water blaster market Strategy to maintain core machining operations in the U.S. and ship pump kits globally - enabling low startup costs in emerging markets Water blasting far superior from environmental standpoint v. sand-blasting and chemicals Leverage Airport Improvement grant funding available for Elgin glycol recovery units Pursue emerging markets Streamline product / business portfolio Eliminate marginal sweeper products to drive manufacturing efficiency Streamline Vactor offerings & adopt application selling to improve manufacturing margins Closing money-losing China JV Additional targets for margin improvement: Launch major cost reduction effort on the Pelican line Share fab and assembly capacity between Vactor and Elgin. Capacity expansion complete

29 Bronto Initiatives to Accelerate Growth & Increase Margins Capacity expansion leading to improved margins Continue focus on recent efforts that have resulted in margin improvements Able to in-source more production Reduce cost and improve operational efficiency Increase sourcing in low cost countries for fabricated parts Will drive further margin improvement Identified future growth opportunities include: North American wind power market U.S. fire rescue market (exclusivity agreement with E-One expires in 2010)

Federal Signal Investor Presentation Overview Actions Taken Strategic Plan Governance

Demonstrated Commitment to Strong Corporate Governance Independent Board and Committees All current directors and each of the Board's nominees, other than Mr. Osborne, are independent under NYSE rules New directors In 2008, added two new independent stockholder-proposed directors (Dennis Martin, Joe Wright) at the recommendation of one of Federal Signal's largest shareholders As a result, out of nine continuing directors, five new directors have joined the Board since 2005 If Bill Osborne is elected, he will be the third new director to join the Board during the last 12 months and the sixth new director (out of ten) to join the Board since 2005 Separate Chairman and CEO since 2004 Board will name an independent Chairman following conclusion of the 2009 Annual Meeting Active and involved Board held 13 Board meetings in 2008 Directors have extensive management and/or leadership experience All of Federal Signal's directors have extensive management and leadership experience Six current Directors are or have been CEOs of at least one public company Experts in a number of fields, including: municipal contracts, government policy, industrials, finance, aviation, defense and information technology - all areas critical to Federal Signal's business and future success Stock ownership aligned with stockholder value creation Mandated stock ownership requirements for all directors Federal Signal's directors beneficially own 233,382 shares of common stock and hold currently exercisable options to acquire, in total, 191,855 shares of common stock as of April 2, 2009 No poison pill Stockholder rights plan expired in August 2008, and has not been renewed No related-party dealings In contrast to Kanders' record, none of Federal Signal's directors or nominees have been compensated by Federal Signal for advisory, consulting/ investment banking services, or received rental office space or private aviation services

Process for Nominating Directors As part of its regular governance process for the 2009 Annual Meeting, the Board evaluated a number of highly qualified candidates in order to determine a slate of nominees that would best serve the interests of all Federal Signal stockholders Board's Nominating and Governance Committee held multiple meetings and met with and considered a total of seven candidates, including Warren Kanders and his two other nominees, Steven Gerbsman and Nicholas Sokolow In April 2008, as part of Federal Signal's agreement with a large stockholder of the Company at that time, Joe Wright, was appointed to a one-year term. Federal Signal's Board unanimously nominated Joe Wright to continue to serve as a director After careful consideration, the Board unanimously determined that Jim Goodwin, Bill Osborne and Joe Wright are the most qualified candidates as they have, in the opinion of the Board, the requisite experience and a deeper knowledge of the Company's business than Warren Kanders and his nominees

Federal Signal's Board Nominees: Experienced and Qualified James E. Goodwin Independent director of Federal Signal (since 2005) Former interim president and CEO of Federal Signal - oversaw substantial progress in Company's transformation from December 2007 - September 2008 Former chairman and CEO of United Airlines Director of AAR, First Chicago Bank & Trust, John Bean Technologies Strong relationship with FSS stockholders William H. Osborne President and CEO of Federal Signal (appointed September 2008) Wealth of experience building and leading complex global organizations Strong customer focus in industrial and municipal markets Extensive experience in product design, development and engineering Served as president and CEO of Ford of Australia Served as president and CEO of Ford of Canada Prior to joining Ford, held positions at Chrysler and General Motors Joseph R. Wright Independent director of Federal Signal (appointed April 2008 as part of stockholder agreement) Director and CEO of Scientific Games Extensive executive leadership and public company board experience Former member of the President's National Security Telecommunications Advisory Committee; Former EVP and vice-chairman, W. R. Grace; Former member of the Department of Defense Business Board Vice-chairman of Terremark Worldwide; chairman of Intelsat

Federal Signal's Continuing Directors: Experienced, Independent and Qualified Charles R. Campbell Director Director since 1998 Former Partner, Everest Group Robert M. Gerrity Director Director since 2003 Principal, Gerrity Partners Chairman, Industrial Products Group of Glencoe Capital Other Boards: Standard Motor Products; Rimrock; Polyair Inter Packv Robert S. Hamada Director Director since 2003 Professor of Finance Emeritus and Dean Emeritus, University of Chicago Booth Graduate School of Business Consultant, Hamada Mgmt Consulting Other Boards: A.M. Castle; Flying Food Group Paul W. Jones Director Director since 1998 Chairman, CEO and Director, A.O. Smith Former Chairman, President and CEO, U.S. Can Other Boards: Bucyrus International Director since March 2008 (appointed as part of stockholder agreement) Business consultant Former Chairman, President and CEO, General Binding Other Boards: HNI; Coleman Cable Director since 2005 Chairman, Westcon Group Chairman, A.M. Castle & Co Former Vice Chairman, Datatec Other Boards: Huron Consulting Director since 2006 SVP and MD, TriVista Business Group Member,Technology Transfer Advisory Board of the Missile Defense Agency (division of the US Dept of Defense) Former Senior VP and CTO, ITT Dennis J. Martin Director John McCartney Director Brenda L. Reichelderfer Director

Compensation Program Provides Appropriate Incentives for Superior Performance Beginning in 2009, replaced Economic Value program with new Short Term Incentive Bonus Plan for management: Bonuses based on achieving financial measures, primarily, and individual objectives Includes clawback feature Shifted award mix so that stock options are weighted more heavily than restricted stock and performance share awards "Pay for performance" philosophy President and CEO and executive management team compensation reviewed by Board's Compensation and Benefits Committee, comprised solely of independent directors Disclosed performance measures for performance-based compensation Independent compensation consultant Compensation choices recognize difficult market conditions Named executive officers did not receive 2009 base salary increase Bill Osborne elected to reduce base salary by 5% beginning in 2009 Directors elected to reduce their fees by 10% beginning in 2009 Compensation set annually Compensation of CEO is determined annually by the Compensation and Benefits Committee, which is comprised solely of independent directors, and in consultation with an independent compensation consultant No new tax-gross ups will be permitted, except for relocation and expatriate arrangements

Kanders' Agenda is Not in the Interests of All Federal Signal Stockholders We believe Kanders wants Board seats at Federal Signal to impose his self- serving agenda In 2008, Federal Signal's Board considered and rejected Kanders as CEO candidate Shortly thereafter, Kanders accumulated stake and embarked on a disruptive publicity campaign in an attempt to discredit Federal Signal While Kanders is quick to criticize Federal Signal, he has provided NO plan and NO ideas to build stockholder value Kanders has a track record of installing directors with longstanding ties to himself Nicholas Sokolow - is/has served as a director at 3 of Kanders' companies Steven Gerbsman - has managed trusts on Kanders' behalf at 3 companies

Kanders' Record of Shareholder Value Creation Is Inconsistent Aside from one transaction, Kanders has presided over decreasing stockholder value at most companies with which he is or has been involved Stamford Industrial Group (formerly Net Perceptions) (Kanders served as executive chairman from April 2004 to October 2006 and continues to serve as its non-executive chairman): In 2004, Stamford Industrial Group was delisted by NASDAQ (while still known as Net Perceptions), and later underwent a 1-for-5 reverse stock split Stamford Industrial Group still trades on the OTC Pink Sheets Since Warren Kanders took over in April 2004 through April 1, 2009, Stamford Industrial Group's stock price was down approximately 5%, far worse than the S&P Steel Index, which was up 47% over that same time period Langer (Kanders has served as chairman since November 2004): Since November 2004 through April 1, 2009, Langer's stock price has fallen approximately 95%, materially underperforming the S&P 500 Index, which was down only approximately 28% In a span of two months during 2008, Kanders oversaw the sale of two of Langer's businesses at a loss - Regal Medical Supply for one-third of the purchase price paid by Langer in 2007; and Bi-Op Laboratories where Langer recorded a net loss of approximately $660,000 (including transaction costs of $335,000) Clarus (Kanders has served as executive chairman since December 2002): In 2002, following a proxy contest at that year's annual meeting, under Kanders' tenure, Clarus sold all of Clarus' revenue generating assets In 2004, Clarus was delisted from NASDAQ Currently trades on the OTC Pink Sheets and continues to have no operating business From December 2002 through April 1, 2009, Clarus' stock price is down 25%, almost twice as bad as the performance of the S&P 500 Index, which is down approximately 13%

Kanders: Paying Himself is Priority #1

Kanders has extracted approximately $6.5 million from his affiliated companies

Date	Payor	"Service" Provided	Recipient	Benefit Awarded
1999	Armor Holdings	• Role in a stock offering	• Kanders & Co.	• **$300,000**
2001	Armor Holdings	• Role in an acquisition • Expense reimbursement	• Kanders & Co.	• **$750,000** • **$187,260**
2002	Armor Holdings	• Investment banking services • Expense reimbursement	• Kanders & Co.	• **$525,000** • **$302,000**
2003	Armor Holdings	• Investment banking services • Expense reimbursement	• Kanders & Co.	• **$143,000** • **$61,000**
2003-2004	Armor Holdings	• Supplemental expense reimbursement	• Warren Kanders	• **$68,149**
2004-2006	Armor Holdings	• Maintenance for Stamford, CT office	• Kanders & Co.	• **$870,000**
2005	Armor Holdings	• Expense reimbursement • Personal use of company aircraft	• Warren Kanders	• **$75,000** • **$70,000**
2006	Armor Holdings	• Airline travel reimbursement • Payment in lieu of fixed perquisites	• Warren Kanders	• **$116,160** • **$75,000**
2003-2006	Clarus	• Aircraft travel	• Kanders Aviation LLC	• **$175,000**
2002	Clarus	• Proxy fight reimbursement	• Warren Kanders, Nicholas Sokolow & Burtt Ehrlich	• **$531,343**
2006-2007	Stamford Industrial Group	• Consulting agreement	• Kanders & Co.	• **$1,100,000**
2001-2008	Langer	• Consulting fees	• Kanders & Co.	• **$1,113,611**
TOTAL AMOUNT EXTRACTED BY WARREN KANDERS: Approximately $6.5 MILLION				

FEDERAL SIGNAL | Advancing security and well-being.

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Partner, Lebow & Sokolow LLP Principal, Gerbsman Partners, Crisis & Private Investment Consulting Firm NO operational experience in the market in which FSS operates, with the exception of Armor NO public company experience, other than with Kanders' companies Relationship with Kanders: Has served on 3 boards alongside Kanders: Stamford Industrial, Clarus, Armor Holdings Track record of stockholder value destruction Named defendant in 6 of 8 lawsuits filed in '97 for conspiring to take Rexel private for as little cost as possible to the detriment of shareholders Sokolow's law firm was paid $124K for legal services by Armor during fiscal 2003 As Chairman of Compensation & Benefits Committee at Armor, approved $17 million golden parachute for Kanders NO public company or board experience NO operational experience in the market in which FSS operates NO proven track record of creating shareholder value as a director of a public company Relationship with Kanders: Armor: Managed trust invested in Armor Langer: Managed trust invested in Langer. At time of sale, Kanders was a 40% shareholder in Langer Beard: Served as Kanders' representative when Kanders became a 6.2% owner of Beard Nicholas Sokolow Steven R. Gerbsman Background Kanders' Nominees are Not Independent of Kanders Commentary We believe Sokolow and Gerbsman are NOT independent of Kanders which impacts their ability to represent the interests of all stockholders

Federal Signal is the leader in providing total solutions for the safety, security and well-being of communities and workplaces around the world Over the last year, Federal Signal's Board of Directors and management team has undertaken a series of actions to position the Company for sustainable and profitable growth and drive stockholder value Appointed a new executive management team led by Bill Osborne, president and chief executive officer, and Bill Barker, senior vice president and chief financial officer Strengthened the balance sheet by divesting non-core assets Developed a two-pronged strategy to deliver consistent, profitable growth; enhance earnings and cash flow; and create stockholder value After carefully considering a number of individuals, including Warren Kanders' nominees, Federal Signal's Board unanimously determined that Jim Goodwin, Bill Osborne and Joe Wright are the directors that would best serve the interests of all Federal Signal stockholders We believe Warren Kanders, who was not selected as CEO, and his two other nominees add nothing new and, if elected, would work only to advance Kanders' self-serving agenda and not the interests of all Federal Signal stockholders Federal Signal's Board and Management Team Have the Experience and Strategic Plan to Enhance Value for All Shareholders

Conclusion We believe the choice is clear. Vote the WHITE Proxy Card to Elect Federal Signal's Board Nominees.

Vision Federal Signal ... the leader in advancing security and well-being for communities and workplaces around the world.